Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 15, 2015

Devon Energy Corporation

333 West Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

Re:	Devon Energy Corporation
5.850% Senior Notes due 2025

Ladies and Gentlemen:

We have acted as special counsel to Devon Energy Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $850,000,000 aggregate principal amount of the Company’s 5.850% Senior Notes due December 15, 2025 (the “Debt Securities”), to be issued under the Indenture, dated as of July 12, 2011 (the “Base Indenture”), as amended and supplemented by Supplemental Indenture No. 5, dated as of December 15, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and UMB Bank, National Association, as trustee for the Debt Securities (the “Trustee”). The Company entered into an underwriting agreement, dated as of December 10, 2015 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Debt Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)	the registration statement on Form S-3 (File No. 333-200922) of the Company relating to the Debt Securities and other securities of the Company filed on December 12, 2014 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, being hereinafter referred to as the “Registration Statement”);

Devon Energy Corporation

December 15, 2015

(ii)	an executed copy of the Base Indenture;

(iii)	an executed copy of the Supplemental Indenture;

(iv)	the global certificates evidencing the Debt Securities registered in the name of Cede & Co. (the “Note Certificates”) delivered by the Company to the Trustee for authentication and delivery;

(v)	a copy of the Restated Certificate of Incorporation of the Company, dated September 12, 2012, as certified by the Secretary of State of the State of Delaware as of December 10, 2015, and as certified by Carla D. Brockman, Vice President Corporate Governance and Secretary of the Company;

(vi)	a copy of the Bylaws of the Company, as in effect as of the date hereof and as certified by Carla D. Brockman, Vice President Corporate Governance and Secretary of the Company; and

(vii)	copies of certain resolutions of the Board of Directors of the Company, adopted on November 12, 2015, and certain resolutions of the Offering Committee thereof, adopted on December 10, 2015, relating to the issuance of the Debt Securities, each as certified by Carla D. Brockman, Vice President Corporate Governance and Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and except to the extent expressly stated in the opinion contained herein, the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Devon Energy Corporation

December 15, 2015

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinion stated herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. The Indenture and the Note Certificates are referred to herein collectively as the “Transaction Documents.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Indenture or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(e) we do not express any opinion with respect to Section 1.12 of the Indenture to the extent that such section provides for a waiver of trial by jury; and

Devon Energy Corporation

December 15, 2015

(f) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinion, we have assumed that neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP